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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of Retek Inc. of our report dated September 9, 1999, relating to the combined financial statements of Retek, Inc. and Retek Information Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


San Diego, California
October 25, 1999